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                                                                    [EXHIBIT 13]

There is a $40 Contract Fee applied to the contract when the greater of premiums less withdrawals and contract value is less than $50,000. It is calculated and deducted proportionately from each subaccount at the end of each contract year or at full surrender based on the contract value at that time.


                        Reserve Assets Trust Sub-Account

Note that the information presented below is hypothetical.

7-Day Current Yield

     Current Yield   =    ((NCS-ES)/UV/7) x 365

     where NCS       =    the net change in the value of the Series
                          (exclusive of realized gains and losses on the sale of securities and unrealized appreciation and depreciation) for the 7-day period attributable to a hypothetical account having a balance of 1 Sub-
                          Account unit.

     ES              =    ABC + CF

     where ES        =    per unit expenses of the Sub-Account for the 7-day
                          period

     ABC             =    per unit Asset Based Insurance Charges deducted for
                          the 7-day period

     CF              =    per unit Contract Fee deducted for the 7-day period
                     =    (PER x 40/AAV/365) x AUV x 7

     where AAV       =    Average Accumulated Value of Contracts on the last
                          day of the 7-day period subject to the contract fee
                     =    $40,000

     where PER       =    percentage of contracts subject to the contract fee
                     =    30%

     AUV             =    the sum of the unit values on the first and last day
                          of the 7-day period divided by 2
                     =   (10.000000 + 10.002491)/2

     UV              =    the unit value on the first day of the 7-day period
                     =    10.00000

Totals for 7-day period:

        NCS                  ABC                 CF
        ---                  ---                 --
     0.004984             0.002493           .000058

=    ((.004984 - .002493 - .000058)/10.000000))/7 x 365
=    1.27%         =         7-Day Current Yield


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                        Reserve Assets Trust Sub-Account

7-Day Effective Yield

     Effective Yield = ((1 + (NCS - ES)/UV) (CIRCUMFLEX) (365/7)) - 1

     where NCS, ES, and UV are calculated as for the 7-Day Current Yield


     7-Day Effective Yield =        1.28%



                              Variable Sub-Accounts


Core Bond, US Government Mortgage, Bond Fund of America, Income Fund of America, Bond-Debenture.


Note that the information presented below is hypothetical.

30-Day Yield

     Yield           =    2 x ((((NI-ES)/(U x UV))  + 1) (CIRCUMFLEX) 6 - 1)

     where NI        =    Net income of the portfolio for the 30-day period
                          attributable to the Sub-Account's units

     ES              =    ABC + CF

     where ES        =    Expenses of the Sub-Account for the 30-day period

     ABC             =    Asset Based Insurance Charges deducted from the
                          Sub-Account for the 30-day period

     CF              =    Contract Fee deducted from the Sub-Account for the
                          30-day period
                     =    (PER x 40 / AAV / 365) x (U x AUV) x 30

     where AAV       =    Average Accumulated Value of Contracts on the last
                          day of the 30-day period subject to a contract fee
                     =    $40,000
     where PER       =    percentage of contracts subject to the contract fee
                     =    30%
                 U   =    the average number of units outstanding, which equals
                          the number of units on the first day of the 30-day period plus the number of units on the last

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                          day of the 30-day period, the sum of which is divided
                          by 2

     AUV             =    the sum of the unit values on the first and last
                          days of the 30-day period divided by 2
                     =    (10.000000 + 10.063456)/2

     UV              =    the unit value at the close (highest) of the last
                          day in the 30-day period


    NI            ABC           CF          U         UV
    --            ---           --          -         --
 $37,070.47    $5,342.47      $123.68     500,000   $10.0635

Based on the above hypothetical figures and the formulas presented, the 30-day yield would be

                                   30-day Yield  =        7.66%


                              Variable Sub-Accounts

Basic Value, Core Bond, Fundamental Growth, Global Allocation, Ready Asets, S&P 500 Index, Small Cap Value, US Government Mortgage, Constellation, Premier Equity, Growth and Income, Premier Growth, Equity Income, The Bond Fund of America, Inc., The Growth Fund of America, Inc., The Income Fund of America, Inc., The Investment Company of America, New York Venture, Trend, Equity Growth, Mid Cap, Overseas, Bond-Debenture, Mid Cap Value, Core Growth, Research International, Mid Cap Growth, Global, Main St. Growth & Income, Quest Opportunity Value, Renaissance, Small Cap Value, Total Return, Fund for Growth and Income, International Growth, Voyager, Small-Cap Value, Foreign, Growth, Comstock, Equity and Income, Aggressive Growth.

Note that the information presented below is hypothetical.

Total Return

     Total Return   =    ((ERV/P) - 1)


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     where ERV      =    the value, at the end of the applicable period, of a
                         hypothetical $1,000 investment made at the beginning of the applicable period. It is assumed that all dividends and capital gains distributions are reinvested

     P              =    a hypothetical initial investment of $1,000

     ERV            =    (1,000 x ((EUV-BUV) / BUV)) + 1,000 - CF - (SC x
                         (1,000 x EUV/BUV - CF - FO))

     where EUV      =    Unit Value at the end of the period

     BUV            =    Unit Value at the beginning of the period

     FO             =    Maximum (1,000 x ((EUV - BUV)/BUV) - CF).10 x 1,000)

     SC             =    Surrender Charge = 6% (assume surrender takes place 2
                         years from issue, the end of contract year 2)

     CF             =    Contract Fee attributable to the hypothetical account
                         for the period
                    =    (PER x 40/AAV/365) x (No. of days in period) x
                         (1,000 +(1,000 x ((EUV - BUV)/BUV)/2))

     where AAV      =    Average Accumulated Value of Contracts on the last
                         day of the period subject to the contract fee
                    =    $40,000

     where PER      =    percentage of contracts subject to the contract fee
                    =    30%

          BUV        EUV         CF        ERV          FO
          ---        ---         ---       ---          --
          10         10.8        .62     1021.60        100

Thus the Total Return over the assumed two year period is:
     Total Return =      2.06%

Average Annual Total Return

the Average Annual Total Return would be calculated as follow:

          Average Annual Total Return = ((ERV/P) (circumflex) (1/N) - 1)

          where ERV and P are defined as above

          and N          =    Number of years
                         =    2

which, based on the above information would yield 1.03% as an Average Annual Total Return.

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